Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS THIRD QUARTER AND NINE-MONTH 2020 RESULTS

Conference Call and Audio & Slides Webcast Scheduled for Today at 4:30 pm ET

Newport Beach, CA – November 9, 2020 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the third quarter and nine months ended September 30, 2020.

Financial Highlights Fiscal 2020 Third Quarter – versus Fiscal 2019 Third Quarter

•	Net sales of $117 million in 2020, compared with $125 million in 2019

•	Net income of $2.9 million in 2020, compared with $3.1 million in 2019

•	Earnings per diluted share of $0.10 in 2020, compared with $0.11 in 2019

•	EBITDA[1] of $10.4 million in 2020, compared with $12.4 million in 2019

Financial Highlights Fiscal 2020 Nine Months – versus Fiscal 2019 Nine Months

•	Net sales of $318 million in 2020, compared with $338 million in 2019

•	Net income of $7.3 million in 2020, compared with $10.2 million in 2019

•	Earnings per diluted share of $0.25 in 2020, compared with $0.34 in 2019

•	EBITDA of $30.8 million in 2020, compared to $36.9 million in 2019

Eric Wintemute, Chairman and CEO of American Vanguard commented, “Our net income for the third quarter was nearly even with that of the comparable period in 2019, despite a modest decline in our top line due largely to conservative procurement in the distribution channel, lower commodity prices and a strained farm economy. During the quarter we continued to maintain tight control over operating expenses, closely manage working capital and optimize our manufacturing assets. We also benefited from lower interest and tax expenses. While the first nine months of 2020 trended below those of 2019, we have recorded sequential top-line improvement since the start of the year in spite of a global pandemic.”

Mr. Wintemute continued, “Looking forward into the fourth quarter, we are already seeing greater optimism in the Agriculture sector spurred, in part, by rising crop commodity prices for corn, soybeans, and cotton, which bodes well for improved grower profitability. In the Midwest, with less crop rotation and more continuous corn planting, we are also beginning to see a resurgence of soil insect pressure. In addition, demand for our

[1]

Earnings before interest, taxes, depreciation and amortization. EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.

industry-leading soil fumigation products continues to rise. Based upon these trends and current sales activity, barring unforeseen weather or pandemic factors, we are encouraged by our prospects for the fourth quarter and into the 2021 season.”

Mr. Wintemute concluded, “While endeavoring to maximize our financial performance, we continue to pursue strategic initiatives in technology development, portfolio expansion and market access. Please listen in to our upcoming earnings call during which I will be devoting my time to our three-to-five-year outlook with a particular focus on new product development, our growing portfolio of green products and our SIMPAS prescription application technology.”

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele EVP & COO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Monday, November 9, 2020. Interested parties may participate in the call by dialing (800) 381 7839 or (212) 231-2900 – please dial in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call.

The conference call will also be webcast live via the Company’s web site at www.american-vanguard.com. To listen to the live webcast, which this quarter will be accompanied by slides, go to the web site at least 15 minutes early to register, download and install any necessary audio software. Additionally, presentation slides will be available for download at http://www.american-vanguard.com. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative

American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati (212) 836-9611
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS

	September 30, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$9,581	$6,581
Receivables:
Trade, net of allowance for doubtful accounts of $3,046 and $2,300, respectively	145,374	136,075
Other	9,064	16,949

Total receivables, net	154,438	153,024
Inventories, net	176,287	163,313
Prepaid expenses	10,738	10,457
Income taxes receivable	1,972	2,824

Total current assets	353,016	336,199
Property, plant and equipment, net	59,801	56,521
Operating lease right-of-use assets	12,128	11,258
Intangible assets, net of amortization	191,133	198,377
Goodwill	40,737	46,557
Other assets	18,926	21,186

Total assets	$675,741	$670,098

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of other liabilities	$210	$1,513
Accounts payable	61,283	64,881
Deferred revenue	5,689	6,826
Accrued program costs	67,745	47,699
Accrued expenses and other payables	11,266	12,815
Operating lease liabilities, current	4,312	4,904

Total current liabilities	150,505	138,638
Long-term debt, net of deferred loan fees	149,362	148,766
Operating lease liabilities, long-term	7,979	6,503
Other liabilities, excluding current installments	9,087	12,890
Deferred income tax liabilities	14,014	19,145

Total liabilities	330,947	325,942

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 33,337,075 shares at September 30, 2020 and 33,233,614 shares at December 31, 2019	3,335	3,324
Additional paid-in capital	93,273	90,572
Accumulated other comprehensive loss	(14,520)	(5,698)
Retained earnings	280,866	274,118

	362,954	362,316
Less treasury stock at cost, 3,061,040 shares at September 30, 2020 and December 31, 2019	(18,160)	(18,160)

Total stockholders’ equity	344,794	344,156

Total liabilities and stockholders’ equity	$675,741	$670,098

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three-Months Ended September 30,		For the Nine-Months Ended September 30,
	2020	2019	2020	2019
Net sales	$117,439	$124,884	$317,956	$337,664
Cost of sales	74,174	77,421	196,004	206,846

Gross profit	43,265	47,463	121,952	130,818
Operating expenses	38,782	40,677	108,882	110,839

Operating income	4,483	6,786	13,070	19,979
Interest expense, net	1,022	2,070	3,804	5,606

Income before provision for income taxes and loss on equity method investment	3,461	4,716	9,266	14,373
Income tax expense	492	1,474	1,852	4,059

Income before loss on equity method investment	2,969	3,242	7,414	10,314
Loss from equity method investment	42	89	80	149

Net income attributable to American Vanguard	$2,927	$3,153	$7,334	$10,165

Earnings per common share—basic	$.10	$.11	$.25	$.35

Earnings per common share—assuming dilution	$.10	$.11	$.25	$.34

Weighted average shares outstanding—basic	29,501	29,057	29,401	29,013

Weighted average shares outstanding—assuming dilution	29,973	29,650	29,926	29,591

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

For the three and nine months ended September 30, 2020 and 2019

(In thousands)

(Unaudited)

	For the three-months ended September 30,
	2020	2019	Change	% Change
Net sales:
US crop	$48,361	$55,072	$(6,711)	-12%
US non-crop	18,251	18,995	(744)	-4%

US total	66,612	74,067	(7,455)	-10%
International	50,827	50,817	10	0%

Net sales	$117,439	$124,884	$(7,445)	-6%

Gross profit:
US crop	$20,146	$23,710	$(3,564)	-15%
US non-crop	8,758	9,860	(1,102)	-11%

US total	28,904	33,570	(4,666)	-14%
International	14,361	13,893	468	3%

Total gross profit	$43,265	$47,463	$(4,198)	-9%

	For the nine-months ended September 30,
	2020	2019	Change	% Change
Net sales:
US crop	$148,630	$158,068	$(9,438)	-6%
US non-crop	37,881	42,068	(4,187)	-10%

US total	186,511	200,136	(13,625)	-7%
International	131,445	137,528	(6,083)	-4%

Net sales	$317,956	$337,664	$(19,708)	-6%

Gross profit:
US crop	$68,119	$69,059	$(940)	-1%
US non-crop	18,535	21,444	(2,909)	-14%

US total	86,654	90,503	(3,849)	-4%
International	35,298	40,315	(5,017)	-12%

Total gross profit	$121,952	$130,818	$(8,866)	-7%

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine-Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$7,334	$10,165
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	14,584	13,892
Amortization of other long-term assets and deferred loan fees	3,185	3,174
Amortization of discounted liabilities	9	41
Provision for bad debts	777	728
Revision of deferred consideration	—	(3,539)
Stock-based compensation	3,776	5,159
Change in deferred income taxes	(1,757)	(459)
Change in investment fair value	(281)	—
Loss from equity method investment	80	149
Net foreign currency adjustment	(711)	550
Changes in assets and liabilities associated with operations:
Increase in net receivables	(5,089)	(15,839)
Increase in inventories	(16,941)	(19,713)
Increase in prepaid expenses and other assets	(532)	(849)
Decrease (increase) in income tax receivable	873	(4,477)
Increase in net operating lease liability	14	117
Decrease in accounts payable	(1,759)	(5,548)
Decrease in deferred revenue	(1,079)	(19,800)
Increase in accrued program costs	20,058	20,163
Decrease in other payables and accrued expenses	(3,344)	(4,967)

Net cash provided by (used in) operating activities	19,197	(21,053)

Cash flows from investing activities:
Capital expenditures	(8,988)	(10,546)
Acquisition of business, product lines, and intangible assets	(3,942)	(31,836)
Investment	(1,190)	—

Net cash used in investing activities	(14,120)	(42,382)

Cash flows from financing activities:
Net borrowings under line of credit agreement	377	68,200
Net payments from the issuance of common stock (sale of stock under ESPP, exercise of stock options, and shares purchased for tax withholding)	(1,064)	(30)
Repurchase of common stock	—	(2,604)
Payment of cash dividends	(1,168)	(1,741)

Net cash (used in) provided by financing activities	(1,855)	63,825

Net increase (decrease) in cash and cash equivalents	3,222	390
Effect of exchange rate changes on cash and cash equivalents	(222)	(671)
Cash and cash equivalents at beginning of period	6,581	6,168

Cash and cash equivalents at end of period	$9,581	$5,887

Supplemental cash flow information:
Cash paid during the period for:
Interest	$3,960	$5,524

Income taxes, net	$2,868	$8,066

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA

For the three and nine months September 30, 2020 and 2019

(Unaudited)

	Three-Months Ended September 30,		Nine-Months Ended September 30,
	2020	2019	2020	2019
Net income attributable to American Vanguard, as reported	$2,927	$3,153	$7,334	$10,165
Provision for income taxes	492	1,474	1,852	4,059
Interest expense, net	1,022	2,070	3,804	5,606
Depreciation and amortization	6,000	5,688	17,769	17,066

EBITDA[2]	$10,441	$12,385	$30,759	$36,896

[2]

Earnings before interest, taxes, depreciation and amortization. EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.